UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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☐           Soliciting Material Under Rule 14a-12

ROVI CORPORATION
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL MASTER FEEDER I, LP
ENGAGED CAPITAL MASTER FEEDER II, LP
ENGAGED CAPITAL I, LP
ENGAGED CAPITAL I OFFSHORE, LTD.
ENGAGED CAPITAL II, LP
ENGAGED CAPITAL II OFFSHORE LTD.
ENGAGED CAPITAL, LLC
ENGAGED CAPITAL HOLDINGS, LLC
GLENN W. WELLING
DAVID LOCKWOOD
RAGHAVENDRA RAU

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Engaged Capital, LLC, together with the other the participants named herein (collectively, “Engaged Capital”), has filed a definitive proxy statement with the Securities and Exchange Commission and an accompanying WHITE proxy card to be used to solicit votes for the election of Engaged Capital’s slate of three highly-qualified director nominees to the Board of Directors of Rovi Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2015 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On May 1, 2015, Engaged Capital issued the following press release:

GLASS LEWIS JOINS ISS IN RECOMMENDING THAT ROVI SHAREHOLDERS
VOTE FOR CHANGE ON ENGAGED CAPITAL’S WHITE PROXY

•	Glass Lewis joins ISS in recommending Rovi shareholders vote on Engaged Capital’s WHITE proxy to elect Raghavendra Rau and Glenn W. Welling
•	Glass Lewis says investors would benefit from shareholder representation in the Rovi boardroom
•	Engaged Capital urges Shareholders to vote on the WHITE proxy card to elect David Lockwood, Raghavendra Rau and Glenn W. Welling

Newport Beach, CA, May 1, 2015 - Engaged Capital, LLC (“Engaged Capital”), an investment firm specializing in small and mid-cap North American equities and beneficial owner of 550,000 shares of the common stock of Rovi Corporation (“Rovi” or the “Company”) (Nasdaq: ROVI), today announced that Glass Lewis & Co. (“Glass Lewis”), a leading independent proxy voting advisory firm, has recommended that Rovi shareholders vote on the WHITE Engaged Capital proxy card to elect Engaged Capital’s highly-qualified director candidates, Raghavendra Rau and Glenn W. Welling, at the May 13, 2015 Annual Meeting of Rovi.

Glass Lewis’ recommendation echoes the recommendation of Institutional Shareholder Services (“ISS”) received earlier this week that shareholders vote on the WHITE Engaged Capital proxy card. Engaged Capital urges all Rovi shareholders to vote for change on the Rovi Board by voting the WHITE proxy card for all three Engaged Capital nominees TODAY.

Glenn W. Welling, Principal and CIO of Engaged Capital, responded to Glass Lewis’ report saying, “We are gratified both leading independent proxy advisory firms, Glass Lewis and ISS, have recognized the need for change at Rovi and have endorsed our efforts to improve its board. The incumbent board has evaded responsibility for substantial value destruction and must be held to account.”

Glass Lewis recommended that shareholders vote on the WHITE Engaged Capital Proxy card stating:

“…we consider the present solicitation revolves around whether independent investors should replace a minority of those directors who unquestionably oversaw unchecked value destruction, mediocre strategic execution, poor compensation practices and mediocre responsiveness to investor concerns. Afforded a full scope on these issues, we believe Engaged Capital successfully argues in favor of change to the status quo as a means to promote a thoughtful review of the Company’s strategy, operational architecture and corporate governance framework.”

Glass Lewis questions the success of the Board’s “transformation” efforts and their plan for the future:

“…despite overseeing the single most value destructive transaction in the Company’s history and an array of more recent strategic endeavors that have failed to move the needle meaningfully in terms of operating metrics or shareholder returns, we note the board elects to draw direct attention to a fresh round of investments in “next-gen growth products” that are expected to drive significant top-line growth, “in 2017 and beyond”… We believe investors should greet this framework skeptically.”

Glass Lewis critiques the Board’s track record of value destruction and cherry-picking metrics noting:

“…the board employs questionable analytical methodologies and points to recent executive changes and a convenient “reset” date in an effort to draw investor focus away from the failures overseen by the overwhelming majority of the current directors and toward the exceptionally compelling — but perpetually distant — operational horizon. With these and other factors in mind, we believe the Dissident successfully argues all investors would benefit from fresh perspectives in the Rovi board room.”

“Readily evident is the fact that Rovi has underperformed all of the selected benchmarks over each of the selected review periods, in some cases by substantial margins. Indeed, even setting aside the Company’s relative performance, we note Rovi’s absolute returns are all negative, suggesting few investors share the board’s optimism with respect to management’s ongoing strategic rebranding.”

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Glass Lewis questions the Board’s lack of accountability and responsiveness to shareholders:

“Ultimately, we find the board’s case — essentially that shareholders should focus on the benefits and results of Rovi’s “reset” efforts — is entirely too deferential to management and lacking in hindsight. As a matter of primacy in this regard, we believe the board too easily bifurcates culpability for failures predating the current rebuilding phase by pointing to an array of executive level changes and a revamped product development effort.”

“Nowhere is it apparent, however, that this high-level refresh included an extensive evaluation as to whether those directors overseeing the massive loss of value associated with the Sonic transaction — five of whom continue to serve on the board — should be replaced by new members.”

“…we believe Engaged Capital successfully argues in favor of change to the status quo as a means to promote a thoughtful review of the Company’s strategy, operational architecture, and corporate governance framework.”

ROVI SHAREHOLDERS, GLASS LEWIS AND ISS HAVE SPOKEN, THE TIME FOR ACTION IS NOW. VOTE YOUR
WHITE ENGAGED CAPITAL PROXY FOR EACH OF THE ENGAGED CAPITAL NOMINEES TODAY.

If you have any questions, or require assistance with your vote, please contact Morrow & Co., LLC, toll- free at (800) 662-5200, call direct at (203) 658-9400 or email: engaged@morrowco.com

About Engaged Capital:

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

SOURCE: Engaged Capital, LLC

Shareholder Contact:

Morrow & Co., LLC
Tom Ball, 203-658-9400	John Ferguson, 203-658-9400
tomball@morrowco.com	jferguson@morrowco.com

Media Contact:

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com

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